UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Trean Insurance Group, Inc.
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Trean Insurance Group, Inc.
150 Lake Street West
Wayzata, MN 55391
April 6, 2021
Dear Fellow Stockholder:
We are pleased to invite you to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Trean Insurance Group, Inc. (the “Company”) to be held virtually on Tuesday, May 18, 2021 at 10:00 a.m., Central Time. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/TIG2021 on the meeting date and at the time described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. There is no physical location for in-person attendance at the Annual Meeting.
This booklet contains the Notice of Meeting as well as the Company’s Proxy Statement associated with the Annual Meeting.
We are aware that you may be unable to attend the Annual Meeting. The proxies that we solicit give you the opportunity to vote on the matters that are scheduled to be put to a stockholder vote at the Annual Meeting regardless of whether you are able to attend. As such, whether or not you plan to attend, you can be sure that your shares are represented by promptly voting and submitting your proxy by phone or internet as described in the following materials, or, if you request that proxy materials be mailed to you, by completing, signing, dating and returning your proxy card enclosed with those materials in the postage-paid envelope provided to you.
Thank you for your investment in our Company. We look forward to your attendance virtually at the Annual Meeting.
Very truly yours,

Andrew M. O’Brien
President, Chief Executive Officer, and Director

Trean Insurance Group, Inc.
150 Lake Street West
Wayzata, MN 55391
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
The 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Trean Insurance Group, Inc. (the “Company”) will be a completely virtual meeting accessible by visiting www.virtualshareholdermeeting.com/TIG2021 on Tuesday, May 18, 2021, at 10:00 a.m., Central Time, for the following purposes:
1.	To elect as directors the three Class I nominees named in the attached proxy statement, each for a term of three years and until his or her successor is elected and qualified;
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
3.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.
Only record holders of our common stock at the close of business on Monday, March 22, 2021 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. A list of the record holders will be available at our headquarters, during ordinary business hours, for ten days prior to the Annual Meeting.
You are requested to vote on these proposals whether or not you plan to attend the Annual Meeting. If you do not attend and vote at the Annual Meeting itself, you can vote by granting a proxy for shares of which you are the stockholder of record, or by submitting voting instructions to your broker or nominee for shares that you hold beneficially in street name. To do this, stockholders of record may vote by Internet or telephone pursuant to the instructions set forth in the Notice of Internet Availability or, if they received printed proxy materials, by completing, signing and dating the enclosed proxy card and returning it promptly in the postage-paid envelope included in their materials. Stockholders who hold their shares beneficially in street name should follow the voting instruction that will be provided by their broker or nominee. Your vote is important and very much appreciated.
By Order of the Board of Directors,

Joy N. Edler
Chief Operating Officer and Corporate Secretary
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on
May 18, 2021:
The proxy statement, the form of proxy card and the 2020 annual report are available at www.proxyvote.com
www.virtualshareholdermeeting.com/TIG2021.

ANNUAL MEETING OF STOCKHOLDERS
OF
TREAN INSURANCE GROUP, INC.
PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
OF
TREAN INSURANCE GROUP, INC.
150 Lake Street West
Wayzata, MN 55391
PROXY STATEMENT
April 6, 2021
This Proxy Statement, proxy card and related materials of Trean Insurance Group, Inc. (the “Company”) are being made available to holders (the “stockholders”) of our common stock (“Common Stock”), beginning on or about April 6, 2021. The Board of Directors of the Company (the “Board” or the “Board of Directors”) is soliciting your proxy to vote your shares of Common Stock at the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”). This Proxy Statement provides you with information on these matters to assist you in voting your shares.
In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we are advising our stockholders of the availability on the Internet of our proxy materials related to the Annual Meeting. These rules allow companies to provide access to proxy materials in one of two ways. We will mail our Notice of Internet Availability of Proxy Materials (a “Notice”), which includes instructions on how to access these materials online, on or about April 6, 2021. If you previously elected to receive a paper copy of our proxy materials, we will mail you our 2020 integrated set of meeting materials, which includes a letter to stockholders from our President and Chief Executive Officer; our notice and proxy statement for the Annual Meeting and a copy of our Annual Report on Form 10-K, on or about April 6, 2021.
INFORMATION ABOUT THE ANNUAL MEETING
When and where will the Annual Meeting be held?
The Annual Meeting will be held on Tuesday, May 18, 2021 at 10:00 a.m., Central Time, and will be a completely virtual meeting, with attendance solely via the internet. To attend the virtual Annual Meeting, you will need to log in to www.virtualshareholdermeeting.com/TIG2021 using the 16-digit control number on your Notice or proxy card. Stockholders will not be able to attend the Annual Meeting in person.
The live audio webcast of the Annual Meeting will begin promptly. Online access will open at 9:45 a.m., Central Time, to allow time for you to log in and test your device’s audio system. We encourage you to access the meeting in advance of the start time to ensure you are able to participate in the full program. For additional instructions on how to attend the Annual Meeting, please refer to the instructions below as they may apply to you depending on whether you hold your shares as a stockholder of record or as a beneficial owner (i.e., in “street name”).
How does a stockholder register to attend the Annual Meeting as a stockholder of record?
If you were a holder of record of our Common Stock at the close of business on March 22, 2021 (the “Record Date”) (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Equiniti Trust Company), you can attend the meeting by logging in to www.virtualshareholdermeeting.com/TIG2021 using the 16-digit control number on your Notice or proxy card. The list of record holders as of the Record Date will be available in electronic form during the Annual Meeting online at www.virtualshareholdermeeting.com/TIG2021.
How does a stockholder register to attend the Annual Meeting as a beneficial owner?
If you were a beneficial owner of Common Stock as of the Record Date (i.e. you hold your shares in “street name” through an intermediary, such as a bank or broker), you will receive voting instructions from your broker, bank, trustee or other nominee regarding how you may vote your beneficially owned shares of Common Stock. These voting instructions will include instructions for how to attend the Annual Meeting as a beneficial owner. You are encouraged to read these instructions carefully and promptly to ensure that all steps are taken correctly to allow you to attend the Annual Meeting.

What are the proposals and the Board’s recommendations on how I should vote my shares?
Proposal	Board Voting Recommendation
1. Election of three Class I directors	FOR each nominee
2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (independent auditors) for the fiscal year ending December 31, 2021.	FOR
Can I ask questions during the virtual Annual Meeting?
We have designed the format of the Annual Meeting to ensure that the Company’s stockholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting, through user-friendly online tools that allow stockholders to attend and take part in the Annual Meeting. After the business portion of the Annual Meeting concludes and the formal meeting is adjourned, our President and Chief Executive Officer, Andrew O’ Brien, will lead a Q&A session during which we will answer questions submitted during the meeting that are pertinent to our Company and the items being brought before our stockholders for their vote. Answers to any questions not addressed during the meeting will be posted after the meeting on the Investors section of our website.
What do I do if I am having technical issues accessing or participating in the virtual Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or the Annual Meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page.
VOTING AND OTHER INFORMATION
What is a proxy?
A proxy is your legal designation of another person (the “proxy”) to vote on your behalf. By completing and returning the enclosed proxy card, you are designating each of the Chief Executive Officer, Chief Financial Officer, Corporate Secretary and General Counsel of the Company as your proxy with the authority to vote your shares of Common Stock in the manner that you indicate through your use of one of the voting methods described in this proxy statement.
What vote is required to approve each proposal?
Proposal	Vote Required	Broker Discretionary Voting Allowed
1. Election of three Class I directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of FOR votes will be elected as Class I directors.	No
2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (independent auditors) for the fiscal year ending December 31, 2021	The affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company that are present in person or by proxy and entitled to vote on the proposal.	Yes
With respect to Proposal 1, you may vote FOR a director nominee or you may WITHHOLD your vote for a director nominee. Withheld votes will be treated as present at the Annual Meeting for purposes of establishing a quorum for the meeting and for purposes of the vote on the particular matter. A withheld vote will have no effect on Proposal 1.
With respect to Proposal 2, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal 2, the abstention will have the same effect as an AGAINST vote.

Why did I receive more than one Notice and/or proxy card?
You may receive multiple Notices and/or proxy cards if you hold your shares of Common Stock in different ways (e.g., joint tenancy, trusts, custodial accounts, etc.) or in multiple accounts. If your shares of Common Stock are held by a broker, bank, trustee or other nominee (i.e., in “street name”), you will receive voting instructions from your broker, bank, trustee or other nominee regarding how you may vote such shares. To ensure that all of your shares are voted, please vote each account over the Internet or by telephone, or sign and return by mail all proxy cards and instruction forms. We encourage you to have all your accounts registered in the same name and address by contacting our transfer agent, Equiniti Trust Company, telephone at 800-468-9716 or by Internet at www.shareowneronline.com. If you hold your shares through a broker, bank, trustee or other nominee, you can contact them to request consolidation.
Who is qualified to vote?
You are qualified to receive notice of, and to vote on, the matters described in this Proxy Statement if you owned shares of Common Stock at the close of business on our Record Date of Monday, March 22, 2021.
How many shares of Common Stock may vote at the Annual Meeting?
As of March 22, 2021, there were 51,148,782 shares of Common Stock outstanding and entitled to vote. Each share of our Common Stock entitles its holder to one vote per share on all matters presented to our stockholders.
What is the difference between a “stockholder of record” and a “street name” holder?
These terms describe how shares of Common Stock are held. If your shares are registered directly in your name with Equiniti Trust Company, the Company’s transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.
How do I vote my shares?
You may vote either by submitting a proxy or by voting during the Annual Meeting at www.virtualshareholdermeeting.com/TIG2021. If you hold your shares in street name, you may only vote during the meeting if you properly request and receive a legal proxy in your name from the nominee that holds your shares as a matter of record.
The method of voting by proxy differs depending on whether you are viewing this proxy statement online or reviewing a paper copy.
•
If you are viewing this proxy statement online, you may vote your shares by (i) submitting a proxy by telephone or online by following the instructions on the website or (ii) requesting a paper copy of the proxy materials and following one of the methods described below.

•
If you are reviewing a paper copy of this proxy statement, you may vote your shares by (i) submitting a proxy by telephone or online by following the instructions on the proxy card or (ii) completing, dating and signing the proxy card included with the proxy statement and returning it in the preaddressed, postage-paid envelope provided.

If you hold your shares in street name, your broker, bank, trustee or other nominee will provide you with materials and instructions for voting your shares, which may allow you to use the internet or a toll free telephone number to vote your shares.
Whether or not you plan to attend the Annual Meeting, we urge you to vote promptly using one of the methods described in these proxy materials. We encourage you to vote by telephone or online since these methods immediately record your vote and allow you to confirm that your votes have been properly recorded. Telephone and online votes must be received by 11:59 p.m., Eastern Time, on May 17, 2021.
How would my shares be voted if I do not specify how they should be voted?
If you are a stockholder of record and you give your proxy pursuant to this solicitation but without indicating how you want your shares to be voted, the Chief Executive Officer, Chief Financial Officer, Corporate

Secretary and General Counsel of the Company will vote your shares in accordance with the Board’s recommendations for the Proposals listed above and in the discretion of the named proxies regarding any other matters properly presented for a vote at the Annual Meeting.
If you are a street name holder and do not provide the broker, bank, trustee or other nominee that holds your shares with specific voting instructions, the broker, bank, trustee or other nominee that holds your shares may generally vote on “routine” matters without instructions from you. We expect the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 2) to be the only proposal that is considered a “routine” matter. Accordingly, if your shares are held through a broker, bank, trust or other nominee, that person will have discretion to vote your shares on only Proposal 2 if you fail to provide voting instructions.
On the other hand, your broker, bank, trustee or other nominee is not entitled to vote your shares on any “non-routine” matters if it does not receive instructions from you on how to vote. The election of Class I directors (Proposal 1) will be considered a “non-routine” matter. Thus, if you do not give your broker, bank, trustee or other nominee specific instructions on how to vote your shares with respect to Proposal 1, your broker, bank, trustee or other nominee will inform the Inspectors of Election that it does not have the authority to vote your shares on that proposal. This is generally referred to as a “broker non-vote.” A broker non-vote may also occur if your broker, bank, trustee or other nominee fails to vote your shares for any reason.
How many votes must be present to hold the Annual Meeting?
The presence, in person or represented by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding on the Record Date for the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting.
How are abstentions, votes withheld and broker non-votes treated?
A “vote withheld,” in the case of the election of Class I directors (Proposal 1), or an “abstention,” in the case of the proposal for the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 2), represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are deemed to be “present” at the Annual Meeting and are counted for quorum purposes. Votes withheld have no effect on Proposal 1. Abstentions have the same effect as a vote against Proposal 2. Broker non-votes, if any, while counted for general quorum purposes, will have no effect on the voting results for any matter other than Proposal 2.
Can I change my vote?
If you are a stockholder of record, you may revoke your proxy by doing one of the following:
•	By sending a written notice of revocation to the Secretary of the Company that must be received prior to the Annual Meeting, stating that you revoke your proxy;
•	By signing a later-dated proxy card and submitting it so that it is received prior to the Annual Meeting in accordance with the instructions included in the proxy card;
•	By submitting another vote by telephone or over the Internet; or
•	By attending the Annual Meeting and voting your shares in person before your proxy is exercised at the Annual Meeting.
If you hold your shares in street name, your broker, bank, trustee or other nominee will provide you with instructions on how to revoke your proxy.
Who will count the votes?
Representatives from Broadridge Financial Solutions, Inc. will count the votes and serve as our Inspectors of Election. The Inspectors of Election will also determine whether a quorum is present. The Inspectors of Election will be present at the Annual Meeting.

Who pays the cost of proxy solicitation?
The Company pays the costs of soliciting proxies. Upon request, the Company will reimburse brokers, banks, trustees or their other nominees for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of Common Stock. In addition, certain of our directors, officers, and employees may aid in the solicitation of proxies. These individuals will receive no compensation in addition to their regular compensation.
Is this Proxy Statement the only way that proxies are being solicited?
No. As stated above, in addition to mailing these proxy materials, certain of our directors, officers and employees may solicit proxies by telephone, e-mail or personal contact. These directors, officers and employees will not be specifically compensated for doing so.
If you have any further questions about voting your shares or attending the Annual Meeting, please call our General Counsel, Jill K. Johnson, at (952) 974-2230.

CORPORATE GOVERNANCE
How is the Board of Directors organized?
Our business and affairs are managed under the direction of our Board of Directors. The number of directors is fixed by our Board of Directors, subject to the terms of our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws. Our Board of Directors currently consists of seven directors.
We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:
•
generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class;

•	we comply with the requirements of the Nasdaq Marketplace Rules on corporate governance; and
•	we do not have a stockholder rights plan.
What is a “controlled company,” and how does the Company’s status as a “controlled company” affect its governance structure?
Pursuant to the Nasdaq Marketplace Rules, our Board of Directors has determined that we are a “controlled company.” “Controlled companies” under the Nasdaq rules are companies of which more than 50% of the outstanding voting power is held by an individual, group or another company. At present, affiliates of Altaris Capital Partners, LLC (the “Altaris Funds”) collectively control more than 50% of the voting power of our Common Stock and thus are able to elect our entire Board of Directors. Accordingly, we are able to take advantage of exemptions from certain requirements under the Nasdaq rules that would otherwise apply. Specifically, we are not required to have (i) a majority of our Board of Directors comprised of independent directors or (ii) a nominating and corporate governance and/or compensation committee that is comprised entirely of independent directors. We avail ourselves of these exemptions.
How is the independence of the Board of Directors determined?
Our Board of Directors reviews at least annually whether each of our directors and director nominees meets the independence requirements of the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules of Nasdaq. To determine whether our directors and director nominees are independent, the Board evaluates any relationships of our directors and director nominees with the Company and the members of the Company’s management against these independence requirements, provisions and rules. In making its independence determinations, the Board broadly considers all relevant facts and circumstances, including the responses of directors and director nominees to a questionnaire that solicited information about their relationships. The Board also considers any relationships between the Company and other organizations for which our directors serve as directors or with respect to which our directors are otherwise affiliated, and considers whether any director has a material relationship with us that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities.
The Board has determined that the following three of our non-employee directors satisfy the independence standards and do not otherwise have a material relationship with the Company (either directly or as an officer, employee, shareholder or partner of an organization that has a relationship with the Company) that would impair their independence, such that each of them qualifies as independent under the applicable rules of Nasdaq and the SEC:
Mary A. Chaput
Randall D. Jones
Terry P. Mayotte
Do the independent members of the Board of Directors meet in separate sessions?
The independent members of our Board meet regularly in executive sessions, typically at each regularly scheduled Board meeting, and otherwise as needed.

What is the leadership structure of the Board of Directors?
The Board regularly considers the appropriate leadership structure for the Company. The Board has concluded that the Company and its stockholders are best served by the Board retaining discretion to determine whether the same individual should serve as both Chief Executive Officer and Chairman of the Board, or whether the roles should be separated. Currently, the Board believes that our existing leadership structure, under which Andrew M. O’Brien serves as our President and Chief Executive Officer and Daniel G. Tully serves as our Chairman of the Board, is effective.
How does the Board of Directors oversee risk?
One of the key functions of the Board of Directors is to provide informed oversight of our risk management process. The Board administers this oversight function directly, with support from its two standing committees, the Audit Committee and the Compensation, Nominating and Corporate Governance Committee, each of which addresses risks specific to its respective areas of oversight. In particular, the Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Compensation, Nominating and Corporate Governance Committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage unnecessary or excessive risk-taking, and reviews and discusses the relationship between risk management policies and practices, corporate strategy and the Company’s compensation arrangements.
The Board of Directors and its committees are supported in their oversight of our risk management by a separate enterprise risk management (“ERM”) committee consisting of one independent member of our Board of Directors and seven senior executives, each of whom represents a critical operating unit of the Company, including our Chief Executive Officer. Our Board of Directors, ERM committee and senior management have identified five key risk areas for oversight within the ERM framework. The five key risk areas are credit risk, market risk, underwriting risk, strategic risk and operational risk. Within each key risk, we have identified specific risk sub-categories leading to the identification and analysis of more granular risks. Through a documented analytical process, the ERM committee continually reviews and evaluates these risks to monitor due to their potential impact on our businesses and periodically reports its findings to the Board of Directors and its committees. Our Board of Directors believes this overall structure and analytical process creates effective risk identification, appetite determination, controls, oversight, and management for our Company.
What are the standing committees of the Board of Directors?
Our Board of Directors has two standing committees: the Audit Committee and the Compensation, Nominating and Corporate Governance Committee. Each committee operates under a charter approved by our Board of Directors. A copy of each charter is posted on the “Investor Relations —Governance — Document & Charters” section of our website, www.trean.com. Information contained on our website is not a part of this proxy statement and the inclusion of our website address in this proxy statement is an inactive textual reference only.
Audit Committee.
Our Audit Committee consists of Mr. Mayotte, who serves as the chair of the Audit Committee, Ms. Chaput and Mr. Jones, who all qualify as independent directors under the corporate governance standards of Nasdaq and the independence requirements of Rule 10A-3 under the Exchange Act. Our Board of Directors has determined that each of Mr. Mayotte and Ms. Chaput qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. The Audit Committee will assist our Board of Directors in fulfilling its oversight responsibilities relating to:
•	the quality and integrity of our combined financial statements and our financial reporting process;
•	review of our independent registered public accounting firm’s qualifications and independence;
•	the performance of our independent registered public accounting firm;
•	the integrity of our systems of internal accounting and financial controls; and
•	our compliance with legal and regulatory requirements.

In so doing, the Audit Committee is responsible for maintaining free and open communication between the committee, our independent registered public accounting firm and our management. In this role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of Trean Insurance Group, Inc. and has the power to retain outside counsel or other experts for this purpose.
The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee meets in executive session with representatives of our independent registered public accounting firm at least quarterly.
Compensation, Nominating and Corporate Governance Committee.
Our Compensation, Nominating and Corporate Governance Committee consists of Mr. Ellison, who serves as the chair, Mr. Tully and Mr. Jones. The committee assists our Board of Directors with reviewing the performance of our management in achieving corporate goals and objectives and assuring that our executives are compensated effectively in a manner consistent with our strategy, competitive practice and the requirements of appropriate regulatory bodies. Toward that end, the Compensation, Nominating and Corporate Governance Committee reviews and approves director and executive officer compensation, incentive compensation and equity-based compensation plans, and employee benefit plans, among other responsibilities. The Compensation, Nominating and Corporate Governance Committee also assists our Board of Directors by:
•	identifying individuals qualified to become Board members;
•	recommending to the Board of Directors the director nominees for the next annual meeting of stockholders;
•	leading the Board of Directors in its annual review of performance; and
•	recommending a code of conduct and, if deemed appropriate by the Compensation, Nominating and Corporate Governance Committee, corporate governance guidelines, to the Board of Directors.
Pursuant to its charter, the Compensation, Nominating and Corporate Governance Committee has the authority to engage its own executive compensation consultants and legal advisors. The Compensation, Nominating and Corporate Governance Committee determined not to engage a compensation consultant in determining the amount of executive or director compensation in 2020.
How many times did the Board of Directors and its committees meet in 2020 following the Company’s initial public offering? What was the attendance by the members? Do directors attend annual meetings of the Company’s stockholders?
Our Board of Directors and its committees meet periodically during the year, hold special meetings as needed and act by written consent from time to time as deemed appropriate. During the portion of 2020 following our initial public offering, our Board of Directors held two meetings, the Audit Committee of our Board of Directors held two meetings, and the Compensation, Nominating and Corporate Governance Committee held no meetings. During that span, no director attended fewer than 75% of the aggregate of (a) the total number of meetings of our Board of Directors and (b) the total number of meetings held by all committees of our Board of Directors on which such director served.
Our upcoming Annual Meeting will be the first annual meeting of stockholders that our Company has held since we became a publicly traded company following the completion of our initial public offering in July 2020 (the “IPO”). Each of our directors is encouraged to attend our annual meetings of stockholders. Accordingly, we expect most, if not all, of our directors to be in attendance at the Annual Meeting.
Does the Company have a code of conduct?
Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees. A current copy of the code is posted on our website, which is located at www.trean.com. Any amendments or waivers to our code of conduct will be disclosed on our website promptly following the date of such amendment or waiver.

Where can I obtain a copy of the Company’s Board of Directors’ governance documents?
Copies of the current versions of our governance documents, along with current versions of our Code of Business Conduct and Ethics and Board committee charters are posted on the “Investor Relations —Governance — Document & Charters” section of our website, www.trean.com. These items are also available in print to any stockholder who requests them by writing to Trean Insurance Group, Inc., Investor Relations, at 150 Lake Street West, Wayzata, MN 55391, Attn: General Counsel. In addition, the SEC maintains an Internet site at www.sec.gov that contains our reports, proxy and information statements and other information we file electronically, including the current version of our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws filed as exhibits to our Annual Report on Form 10-K.
How are the Company’s directors compensated?
Pursuant to our director compensation policy, each of our non-affiliated and non-employee directors receives the following compensation for service on our Board of Directors:
•	an annual cash retainer in the amount of $75,000;
•	for the chair of any committee of our Board of Directors, an additional annual cash retainer in the amount of $15,000;
•	for any member of a committee of our Board of Directors (not including the chair), an additional cash retainer in the amount of $5,000;
•	an annual equity award in the form of service-based restricted stock units; and
•	reimbursement for all reasonable out-of-pocket expenses incurred in connection with service on our Board of Directors (including affiliated and employee directors).
We also reimbursed all directors (including affiliated and employee directors) for reasonable out-of-pocket expenses they incur in connection with their service as directors.
Non-Employee Director Compensation
The following table summarizes the aggregate fees earned or paid and the value of equity-based awards earned by our non-employee directors in 2020:
Name	Fees Earned Or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Total Compensation ($)
Mary A. Chaput	40,000(2)	25,205	—	65,205
Randall D. Jones	42,500(3)	25,205	—	67,705
Terry P. Mayotte	42,500(4)	25,205	—	67,705
Steven B. Lee(5)	—	25,205	—	25,205
(1)	Amount reported represents 100% of the grant date fair value of the restricted stock grant of 1,667 shares given to each of the directors.
(2)	Consists of $75,000 annual Board retainer and $5,000 for serving on the Audit Committee, prorated in connection with her appointment to the Board.
(3)	Consists of $75,000 annual Board retainer and $10,000 for serving on the Audit Committee, prorated in connection with his appointment to the Board.
(4)	Consists of $75,000 annual Board retainer and $15,000 for serving as chair of the Audit Committee, prorated in connection with his appointment to the Board.
(5)
Mr. Lee was not considered an independent director as of December 31, 2020 and did not receive a director fee in 2020. However, he did receive a restricted stock grant of 1,667 shares on September 11, 2020.

How are Directors nominated?
The Compensation, Nominating and Corporate Governance Committee has responsibility for identifying, recruiting and evaluating candidates to fill positions on the Board, including persons suggested by stockholders or others. The Compensation, Nominating and Corporate Governance Committee reviews the background and qualifications of individuals being considered as director candidates. Among the qualifications considered in the selection of candidates, the Compensation, Nominating and Corporate Governance Committee considers a variety of relevant attributes and criteria of candidates, including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments (including the number of public company boards on which a director candidate serves), dedication, conflicts of interest and such other relevant factors that the Compensation, Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board. The Compensation, Nominating and Corporate Governance Committee recommends to the Board the director nominees for election by the stockholders or appointment by the Board, as the case may be.
The Company is party to a director nomination agreement (the “Director Nomination Agreement”) with the Altaris Funds. So long as the Altaris Funds collectively own 35% or more of our outstanding Common Stock, the Altaris Funds will have the right (but not the obligation) to nominate three individuals to our Board of Directors; so long as the Altaris Funds collectively own 20% or more but less than 35% of our outstanding Common Stock, the Altaris Funds will have the right (but not the obligation) to nominate two individuals to our Board of Directors; and so long as the Altaris Funds collectively own 10% or more but less than 20% of our outstanding Common Stock, the Altaris Funds will have the right (but not the obligation) to nominate one individual to our Board of Directors. Subject to limited exceptions, we will include these nominees in the slate of nominees recommended to our stockholders for election as directors.
The Compensation, Nominating and Corporate Governance Committee will consider candidates for election to our Board of Directors who are recommended by stockholders, provided such recommendations are submitted in accordance with the procedures established by the Company’s bylaws, which are further described below in “How can I submit a stockholder proposal or nominate a director for the 2022 Annual Meeting of Stockholders?” The Compensation, Nominating and Corporate Governance Committee will conduct the same analysis that it conducts with respect to director nominees or other potential candidates recommended by a Board member, management or other source in order to evaluate any director nominations properly submitted by a stockholder.
How can I submit a stockholder proposal or nominate a director for the 2022 Annual Meeting of Stockholders?
If a stockholder seeks to have a proposal included in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act, the proposal must be received by the Company no later than December 7, 2021 and be submitted in accordance with applicable rules and regulations. Such proposals must be delivered to Trean Insurance Group, Inc., at 150 Lake Street West, Wayzata, MN 55391, Attn: Secretary.
If a stockholder seeks to bring business before our annual meeting that is not the subject of a proposal submitted for inclusion in the proxy statement under Rule 14a-8, or wishes to nominate an individual to serve as a director, such stockholder must comply with the advance notice procedures described in the Company’s Amended and Restated By-laws.
For the Company’s 2022 Annual Meeting of Stockholders, the Secretary must receive notice of such business or director nomination no earlier than January 18, 2022 and no later than February 17, 2022 or, if the annual meeting is called for a date that is not within thirty (30) days before or more than sixty (60) days after such anniversary date, of the immediately preceding Annual Meeting, the notice must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made.
Stockholder proposals with respect to such business or director nomination must be in proper written form and must meet the detailed disclosure requirements set forth in the Amended and Restated By-laws of the Company. The Company’s Amended and Restated By-laws also require that stockholder proposals concerning nomination of directors provide additional disclosure regarding any nominee, including but not limited to name, age, business address and residence address, principal occupation or employment, class and number of shares of stock of the Company owned beneficially or of record by the nominee or any affiliates, whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Company, whether any other transaction, agreement, arrangement or understanding has been made by or on behalf of such nominee, the effect of which is to mitigate loss to, or to manage risk or benefit of stock price changes for, such nominee, and any other information that would be required to be disclosed in a proxy statement pursuant to Section 14 of the Exchange Act.
Notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serving as a director if elected. The Company may require any proposed nominee to furnish such other information as it may reasonably deem necessary to determine the eligibility of such proposed nominee to serve as a director of the Company and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules.
How may I contact the non-employee members of the Board of Directors?
The non-employee directors may be contacted by any stockholder or other interested party in the following manner:
c/o Trean Insurance, Inc.
150 Lake Street West
Wayzata, MN 55391
Attention: General Counsel
(952) 974-2230
jill.johnson@trean.com

MEMBERS OF THE BOARD OF DIRECTORS
Our business affairs are managed under the direction of our Board, which is currently comprised of seven members. Our Board is divided into three classes with staggered three (3)-year terms. The Board has nominated Daniel G. Tully, Mary A. Chaput and David G. Ellison for election at the Annual Meeting, each to serve as a Class I director until the 2024 annual meeting of stockholders or until his or her successor has been duly elected and qualified. The following table sets forth the names, ages as of March 31, 2021, and certain other information for each of the nominees and for each of the directors whose terms do not expire at the Annual Meeting.
Name	Class	Term Year	Age	Position
Daniel G. Tully*	I	2021	60	Chairman; Director
Mary A. Chaput*	I	2021	71	Director
David G. Ellison*	I	2021	38	Director; Chairman of Compensation, Nominating and Corporate Governance Committee
Andrew M. O’Brien	II	2022	69	President and Chief Executive Officer; Director
Steven B. Lee	II	2022	69	Director
Randall D. Jones	III	2023	67	Director
Terry P. Mayotte	III	2023	61	Director; Chairman of Audit Committee
*	Nominee for election at the Annual Meeting
Class of 2021 (Class I Directors)
Daniel G. Tully
Chairman of the Board

Compensation, Nominating and Corporate Governance Committee Member
Mr. Tully has served as one of our directors since July 2015 and also serves as the Chairman of our Board of Directors. Mr. Tully is a Managing Director at Altaris Capital Partners, LLC (“Altaris”), which he co-founded in 2002. Mr. Tully has extensive experience serving on audit, compensation, and compliance committees. Prior to the formation of Altaris, Mr. Tully held various positions with Merrill Lynch, including serving as the firm’s global head of healthcare equity capital markets and as a member of Merrill Lynch’s private equity and investment banking groups. Mr. Tully has also served as a director of Tivity Health, Inc. (Nasdaq: TVTY), a publicly traded provider of health solutions, from August 2019 to September 2020. Mr. Tully received a B.S. in Economics from the University of Pennsylvania, Wharton Undergraduate Program. Our Board of Directors has concluded that Mr. Tully’s detailed knowledge of our operations, finances, strategies and industry make him well-qualified to serve as Chairman of our Board of Directors.
Mary A. Chaput
Audit Committee Member
Ms. Chaput has served as one of our directors since August 2020. Since May 2018, Ms. Chaput has served as a member of the board of directors of Clearwater Compliance LLC, a healthcare cybersecurity and compliance company. From January 2012 to May 2018, Ms. Chaput served as Chief Financial Officer and Chief Compliance Officer of Clearwater Compliance LLC. From October 2001 to December 2011, Ms. Chaput served as Executive Vice President and Chief Financial Officer of Healthways, Inc. (now known as Tivity Health, Inc. (Nasdaq: TVTY)). While at Healthways, Ms. Chaput led the global finance organization, including acquisitions, legal, treasury activities, accounting, and tax planning. Ms. Chaput received a B.A. in Mathematics from Russell Sage College and an M.B.A., summa cum laude, from State University of New York, Albany. She is also a graduate of the General Electric Financial Management Program. Our Board of Directors has concluded that Ms. Chaput’s extensive finance and accounting experience, and her background as a senior executive with publicly traded companies, make her well-qualified to serve on our Board of Directors.

David G. Ellison
Compensation, Nominating and Corporate Governance Committee Chairman
Mr. Ellison has served as one of our directors since July 2015. Mr. Ellison is a Managing Director at Altaris, where he has held various positions since August 2007, and has extensive experience serving on audit, compensation, and compliance committees. Prior to Altaris, Mr. Ellison was a member of the healthcare investment banking group at Lehman Brothers where he assisted clients in the execution of a number of mergers, acquisitions and financing transactions across the healthcare industry. Mr. Ellison holds a B.A. in Mathematics and Economics from Washington and Lee University. Our Board of Directors has concluded that Mr. Ellison’s company oversight experience and business experience make him well-qualified to serve on our Board of Directors.
Class of 2022 (Class II Directors)
Andrew M. O’Brien
President and Chief Executive Officer; Director
Mr. O’Brien has served as our President and Chief Executive Officer, and as one of our directors, since he founded our Company in 1996. Prior to founding our Company, Mr. O’Brien served as a General Partner, Executive Vice President and director of E.W. Blanch Company. Mr. O’Brien has also served as a director of the Health Care Insurance Facility, First Dakota Indemnity Company and SAFE, Inc., a holding company for an accident and health insurer. Mr. O’Brien holds a B.A. in Sociology from the University of Minnesota, a J.D. from the University of Minnesota Law School and a Chartered Property Casualty Underwriter designation. Our Board of Directors has concluded that Mr. O’Brien’s extensive knowledge of our operations, finances, strategies and industry make him well-qualified to serve as our President and Chief Executive Officer, and on our Board of Directors.
Steven B. Lee
Director
Mr. Lee has served as one of our directors since December 1996. Mr. Lee also served as the Senior Vice President for Trean Reinsurance Services, LLC from December 2016 through December 2020. Mr. Lee has 38 years of experience in the reinsurance and insurance industry focusing on workers’ compensation, casualty and professional liability. Mr. Lee holds a B.A. in Psychology from St. Olaf College, an M.B.A. from the University of Wisconsin and a J.D. from the Mitchel Hamline School of Law. Our Board of Directors has concluded that Mr. Lee’s industry experience and expertise relating to workers’ compensation, casualty and professional liability make him well-qualified to serve on our Board of Directors.
Class of 2023 (Class III Directors)
Randall D. Jones
Audit Committee Member

Compensation, Nominating and Corporate Governance Committee Member
Mr. Jones has served as one of our directors since January 2008. Mr. Jones has served as the General Manager for Strategic Advisors Group, LLC since April 2001. From October 2010 to December 2017, Mr. Jones served as the Consulting Education Director for the National Association of Professional Surplus Lines Offices (“NAPSLO”), which is now the Wholesale & Specialty Insurance Association. Mr. Jones has over 40 years of experience in the specialty property and casualty insurance industry and has specific training as a wholesale broker, claims adjuster and underwriter. Mr. Jones holds a B.S. in Administration of Justice from Southern Illinois University and a M.Ed. from Central Michigan University. Our Board of Directors has concluded that Mr. Jones’s management experience and knowledge of the insurance industry make him well-qualified to serve on our Board of Directors.
Terry P. Mayotte
Audit Committee Chairman
Mr. Mayotte has served as one of our directors since July 2021. Mr. Mayotte served as the Chief Financial Officer for Oasis Outsourcing Holdings Inc. from July 2016 to December 2018, when it was acquired by

Paychex, Inc. Mr. Mayotte has extensive experience in workers’ compensation, a core product of Oasis Outsourcing Holdings Inc. Mr. Mayotte holds a B.A. in Finance from Emory University. Our Board of Directors has concluded that Mr. Mayotte’s extensive finance experience and his workers’ compensation experience make him well-qualified to serve on our Board of Directors.
Certain Legal Proceedings
There have been no material legal proceedings that would require disclosure under the federal securities laws that are material to an evaluation of the ability or integrity of our directors or executive officers, or in which any director, officer, nominee or principal stockholder, or any affiliate thereof, is a party adverse to us or has a material interest adverse to us.

EXECUTIVE OFFICERS
The following sets forth information regarding our executive officers as of March 31, 2021:
Name	Age	Position
Andrew M. O’Brien	69	President and Chief Executive Officer; Director
Julie A. Baron	54	Chief Financial Officer and Treasurer
Joy N. Edler	43	Chief Operating Officer; Corporate Secretary
Nicholas J. Vassallo	57	Chief Accounting Officer
Jill K. Johnson	44	General Counsel
Matthew J. Spencer	44	Chief Information Officer
Andrew M. O’Brien has served as our President and Chief Executive Officer and as one of our directors since he founded our Company in 1996. Mr. O’Brien’s employment experience and professional background are set forth above under the heading “Members of the Board of Directors.”
Julie A. Baron has served as our Chief Financial Officer since April 2015 and as our Treasurer and Secretary since February 2020. From November 2007 to March 2015, Ms. Baron served as the Controller for Benchmark. Prior to joining our Company, Ms. Baron was a controller for Ala Carte Broker Services,LLC, a mortgage broker and title company in the Twin Cities. Ms. Baron holds a B.S. in Accounting from Arizona State University and is a Certified Public Accountant (inactive).
Joy N. Edler has served as our Chief Operating Officer since January 2020. Prior to joining our Company, Ms. Edler served as the Vice President of Safety National Casualty Corp from January 2019 to January 2020, the Assistant Vice President of Safety National Casualty Corp from January 2016 to December 2018 and Director of Treaty Reinsurance at Safety National Casualty Corp from January 2014 to December 2015. Ms. Edler has experience as a senior-level treaty reinsurance underwriter and account executive responsible for developing, growing, and managing treaty reinsurance broker and client relationships, underwriting proportional and non-proportional programs, and promoting value-added client services. Ms. Edler also has a background in property and casualty insurance with an emphasis in workers’ compensation and other casualty. Ms. Edler holds a B.S. in Business Administration with an emphasis in Management and Human Resource Management from Columbia College.
Nicholas J. Vassallo has served as our Chief Accounting Officer since May 2020. Prior to joining our Company, Mr. Vassallo served as Chief Accounting Officer for iMedia Brands, Inc. from May 2018 to October 2019 and as Senior Vice President - Corporate Controller since October 2015 and Vice President - Corporate Controller since 2001, having first joined iMedia Brands, Inc. as director of financial reporting in October 1996. Mr. Vassallo began his career with Arthur Anderson LLP, where he spent eight years in its audit practice group. Mr. Vassallo holds a B.S. in Accounting from St. John’s University and is a Certified Public Accountant (inactive).
Jill K. Johnson has served as our General Counsel since January 2015. Ms. Johnson has also served as the General Counsel and Vice President of Trean Corporation since April 2008, as the Secretary of S&C Claims Services, Inc. since September 2013 and as the Secretary of Benchmark Administrators, LLC since February 2016. Ms. Johnson holds a B.A. in Criminal Justice and Sociology from Gustavus Adolphus College and a J.D. from William Mitchell College of Law.
Matthew J. Spencer has served as our Chief Information Officer since October 2018. Mr. Spencer served as our Vice President of Business Technology from April 2015 to October 2018. Prior to joining our Company, Mr. Spencer served as the Senior Project Office Manager for MMIC Insurance, Inc. from July 2013 to March 2015. Mr. Spencer holds a B.S. in Quantitative Methods in Computer Science and a B.A. in Business Administration and Management from the University of St. Thomas.

PROPOSAL 1 — ELECTION OF DIRECTORS
Upon the recommendation of a majority of our independent directors, the Board has nominated the three (3) persons listed below for election to serve as Class I directors, each for a term of three (3) years and until his or her successor is elected and qualified. The nominees for director are:
•	Daniel G. Tully
•	Mary A. Chaput
•	David G. Ellison
Each of the nominees has consented to being named as a director nominee in this Proxy Statement and has agreed to serve for the three (3) year term to which he or she has been nominated, if elected. If any of the nominees is unable to serve or refuses to serve as a director, the proxies will be voted in favor of such other nominee(s), if any, as the Board of Directors may designate. The Company has no reason to believe that any Board nominee will be unable or unwilling to serve if elected as a director.
Required Vote
Directors are elected by a plurality of the votes cast on the matter in person or represented by a proxy, at a meeting at which a quorum is present. Our Amended and Restated Certificate of Incorporation does not provide for cumulative voting, and, accordingly, the stockholders do not have cumulative voting rights with respect to the election of directors. Stockholders may vote “FOR” a director nominee or may “WITHHOLD” such stockholder’s vote for a director nominee. A withheld vote will have no effect on the outcome of the election of directors. Broker non-votes will also not be considered to have been voted for any director nominee.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR ELECTION AS A DIRECTOR.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors proposes that the stockholders ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Representatives of Deloitte will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so.
Independent Registered Public Accounting Firm Fees
Fees billed by Deloitte for the fiscal years ended December 31, 2020 and 2019 related to the Company’s audit services, audit-related services, tax services and other services were approved by the Audit Committee of the Company and paid by Company. The following table summarizes the aggregate fees billed to the Company by Deloitte:
	2020 (in thousands)	2019 (in thousands)
Audit fees(1)	$1,025,000	$527,500
Audit-related fees(2)	55,000	—
Tax fees(3)	321,600	—
Other fees(4)	—	—
Total	$1,401,600	$527,500
(1)
Audit fees include (a) the audit of the Company’s financial statements, including statutory audits of certain subsidiaries as required and (b) the reviews of the Company’s unaudited condensed interim financial statements (quarterly financial statements). In 2020, audit fees include work related to the Company’s IPO.

(2)
Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.”

(3)	Tax fees include professional services in connection with tax compliance, planning and advice.
(4)	All other fees include all other fees for services performed by Deloitte.
The Audit Committee considered the nature of the services provided by the independent registered public accounting firm, and determined that such services were compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent registered public accounting firm and Company management to determine that they were permitted under all applicable legal requirements concerning auditor independence, including the rules and regulations promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the rules and regulations of the American Institute of Certified Public Accountants.
Pre-Approval of Audit and Non-Audit Services
The Audit Committee is directly responsible for the appointment, retention and termination, compensation (on behalf of the Company) and oversight of the work of the Company’s independent registered public accounting firm retained to perform audit services to be performed by our independent registered public accounting firm and must pre-approve all audit and non-audit services to be provided by our independent auditor, other than certain de minimus non-audit services. One hundred percent of all audit and non-audit services performed by the independent registered public accounting firm during 2020 were pre-approved by the Audit Committee prior to the commencement of such services. All non-audit services were reviewed by the Audit Committee, and the Audit Committee concluded that the provision of such services by Deloitte was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
Required Vote
The Audit Committee and the Board believe that the continued retention of Deloitte as our independent registered public accounting firm is in the best interests of the Company and its stockholders. Approval by the stockholders of the appointment of our independent registered public accounting firm is not required, but the Board believes that it is desirable to submit this matter to be ratified by the stockholders. If holders of a majority of the shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual

Meeting do not ratify the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2021, the selection of our independent registered public accounting firm will be reconsidered by the Audit Committee. Abstentions will have the same effect as a vote against this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

AUDIT COMMITTEE REPORT
The information contained in this Audit Committee Report shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in any such filing.
The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls and processes for monitoring compliance with laws and regulations. The Audit Committee is composed of three directors, each of whom is independent as defined by the Nasdaq Marketplace Rules. The Audit Committee acts under a written charter in compliance with the Sarbanes-Oxley Act of 2002 and other applicable regulations adopted by the SEC and Nasdaq.
Audit Committee Disclosures
With respect to the fiscal year ended December 31, 2020, the Audit Committee hereby reports as follows:
1.	The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.
2.
The Audit Committee has discussed with its independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.

3.
The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from the Company and its management. In addition, the Audit Committee has discussed and considered whether the provision of non-audit services by the Company’s principal auditor, as described above, is compatible with maintaining auditor independence.

4.
Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Company’s Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the SEC.

This report is respectfully submitted by the Audit Committee of the Board of Directors.
The Audit Committee

Terry P. Mayotte, Chair
Mary A. Chaput
Randall D. Jones

EXECUTIVE COMPENSATION
Named Executive Officers
This section discusses the material components of the executive compensation program for our executive officers who are named in the “Fiscal Year 2020 Summary Compensation Table” below. We closed our IPO in July 2020. For the purposes of this section, we have elected to comply with the scaled executive compensation disclosure requirements applicable to emerging growth companies under SEC rules. For the fiscal year ended December 31, 2020, our “named executive officers” and their positions were as follows:
Executive	Position
Andrew M. O’Brien	Chief Executive Officer
Julie A. Baron	Chief Financial Officer
Blake A. Baker	President – Compstar Insurance Services, LLC*
*	Mr. Baker served as our President – Compstar Insurance Services, LLC through the end of fiscal 2020, and his employment with the Company ceased effective upon the conclusion of the fiscal year.
This discussion describes our historical executive compensation program for our named executive officers as of December 31, 2020. No material changes have been made to our compensation program since December 31, 2020.
Fiscal Year 2020 Summary Compensation Table
The following table sets forth information regarding the compensation earned by, or paid to, our named executive officers during the fiscal years ended December 31, 2020 and December 31, 2019.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Andrew M. O’Brien Chief Executive Officer	2020	445,833	575,000	—	—	9,106(4)	1,029,939
	2019	400,000	600,000	—	—	8,956(5)	1,008,956

Julie A. Baron Chief Financial Officer	2020	300,000	650,000	217,916(6)	62,209	15,920(7)	1,246,045
	2019	202,833	80,000	—	—	11,401(8)	294,234

Blake A. Baker President – Compstar Insurance Services, LLC(9)	2020	401,602	—	—	—	700,000(10)	1,101,602
	2019	—	—	—	—	—	—
(1)	Represents base salary paid during fiscal 2020 and fiscal 2019, as described below in the section entitled “Narrative to Summary Compensation Table.”
(2)
Represents discretionary cash incentive bonuses and bonuses in connection with the IPO paid to each of our named executive officers during the fiscal year ended December 31, 2020 and discretionary cash incentive bonuses paid to each of our named executive officers during the fiscal year ended December 31, 2019.

(3)
Amounts do not reflect compensation actually realized by the named executive officer. Each amount represents the grant date fair value of the stock option award made to each individual during the respective fiscal year as determined pursuant to FASB ASC Topic 718. The assumptions used to calculate the value of the option awards granted in fiscal year ended December 31, 2020 are set forth in Note 21, Stock Compensation, of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 26, 2021.

(4)	Represents $8,550 of 401(k) matching contributions and safe harbor payments and $556 of long-term care payments made during the fiscal year ended December 31, 2020.
(5)	Represents $8,400 of 401(k) matching contributions and safe harbor payments and $556 of long-term care payments made during the fiscal year ended December 31, 2019.
(6)
Amount shown represents the grant date fair value of a restricted stock units granted on July 16, 2020 as part of the Company’s long-term compensation program. The per share grant date fair value was determined in accordance with FASB ASC Topic 718 and equaled the closing price of a share of our common stock on the date of grant. The dollar amounts shown do not reflect the value of the restricted shares on the day they vest.

(7)	Represents $15,675 of 401(k) matching contributions and safe harbor payments and $245 of long-term care payments made during the fiscal year ended December 31, 2020.

(8)	Represents $11,156 of 401(k) matching contributions and safe harbor payments and $245 of long-term care payments made during the fiscal year ended December 31, 2019.
(9)	Mr. Baker’s employment with the Company was terminated effective at the end of the 2020 fiscal year on December 31, 2020.
(10)	Represents severance of $700,000 accrued in the fiscal year ended December 31, 2020 in connection with the termination of Mr. Baker’s employment with the Company on December 31, 2020.
Narrative to Summary Compensation Table
Each of our named executive officers was provided with the following material elements of compensation in the year ended December 31, 2020:
Base Salaries
Each of our named executive officers received a fixed base salary. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Each named executive officer’s base salary for the fiscal years ended December 31, 2020 and December 31, 2019 is listed in the “Fiscal Year 2020 Summary Compensation Table” above.
Annual Cash Incentive Awards
Annual cash bonuses are a key component of our executive compensation strategy and are designed to motivate our executive officers to meet our strategic business and financial objectives generally and our annual financial performance targets in particular. Each of our named executive officers is entitled to receive a discretionary annual cash incentive bonus as determined by our Board of Directors. The Compensation, Nominating and Corporate Governance Committee retains the right to award cash bonuses to our executive officers in its sole discretion and sound business judgment, if the committee determines that an executive officer made a significant contribution to the Company’s success. The Compensation, Nominating and Corporate Governance Committee has historically awarded cash incentive awards following each calendar year. The annual incentive bonuses actually awarded to each named executive officer are ultimately based on a discretionary performance evaluation conducted by our Compensation, Nominating and Corporate Governance Committee and Chief Executive Officer, in consultation with other executive officers. The determination involved an analysis of both (i) the Company’s overall performance, and (ii) the performance of the individual officer and his contributions to the Company. We anticipate continuing to provide our named executive officers with an opportunity to earn an annual cash incentive bonus, based on individual and Company goals.
Equity Compensation
Equity Awards In Connection with the IPO. In connection with our IPO, we adopted the Trean Insurance Group, Inc. 2020 Omnibus Incentive Plan (the “2020 Plan”), pursuant to which we may grant cash and equity-based incentive awards to selected officers, employees, non-employee directors, independent contractors and consultants, to strengthen their commitment, motivate them to faithfully and diligently perform their responsibilities and to attract and retain competent and dedicated persons who are essential to the success of our business and whose efforts will impact our long-term growth and profitability. Certain employees of the Company and its affiliates, including Ms. Baron, received an equity award under the 2020 Plan in connection with the completion of the IPO. These awards consisted of an equal number of restricted stock units and stock options, with each award vesting in equal annual installments over three years. Ms. Baron received restricted stock units representing 14,050 shares of Common Stock and stock options representing 14,050 shares of Common Stock.
Other Elements of Compensation
Retirement and Employee Benefits Plans. All employees are eligible to participate in broad-based and comprehensive employee benefit programs, including medical, dental, vision, life and disability insurance and a 401(k) plan with matching contributions. Our named executive officers are eligible to participate in these plans on the same basis as our other employees. We do not sponsor or maintain any deferred compensation or supplemental retirement plans in addition to our 401(k) plan. The 401(k) matching contributions, including both a 3% employer safe harbor contribution and an employer matching contribution, earned by each named executive officer in the fiscal years ended December 31, 2020 and December 31, 2019, are included in the “Fiscal Year 2020 Summary Compensation Table” under “All Other Compensation.” Long-term care payments, pursuant to which we pay for a portion of long-term care insurance premiums, are available to certain executives, including the named executive officers.
No Tax Gross-Ups. We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our Company.
Employment Agreements. We currently do not have any employment agreements with our named executive officers.
Severance Payments. In connection with the termination of his employment at the end of our fiscal year on December 31, 2020, Mr. Baker became entitled to receive cash severance in the amount of $700,000 that will be paid in equal bi-monthly amounts throughout the 2021 fiscal year.

Outstanding Equity Awards at Fiscal Year End
The following table summarizes the number of outstanding equity awards held by each of our named executive officers as of December 31, 2020.
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Awards		Common Units
					Option Exercise Price ($)	Option Expiration Date	Number of Common Units That Have Not Vested (#)	Market Value of Common Units That Have Not Vested(1) ($)
Andrew M. O’Brien	—	—	—	—	—	—	—	—

Julie A. Baron	7/15/20	—	14,050(2)	—	15.00	7/15/30
	7/16/20	—	—	—		—	14,050(2)	$184,055

Blake A. Baker	—	—	—	—	—	—	—	—
(1)	Market value of unvested or unearned shares are based on the $13.10 closing price of our stock on December 31, 2020, the last trading day of our 2020 fiscal year.
(2)	Options and RSUs vest in three equal annual installments beginning on the first anniversary of the date of grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to ownership of our Common Stock by:
•	each person known by us to be a beneficial owner of more than 5% of our Common Stock;
•	each of our current directors (which includes all nominees);
•	each executive officer named in the Summary Compensation Table; and
•	all of our current directors, all named executive officers and all other current executive officers as a group.
The number of shares beneficially owned by each stockholder as described in this Proxy Statement is determined under rules issued by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Our calculation of the applicable percentage of beneficial ownership is based on 51,148,782 shares of Common Stock outstanding as of March 22, 2021. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, or other rights, held by such person that are currently exercisable or will become exercisable within 60 days of March 22, 2021, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of all listed stockholders is c/o 150 Lake Street West, Wayzata, MN 55391. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.
	Shares Beneficially Owned
Name of beneficial owner	Number	Percent
5% Stockholders:
Altaris Funds(1)	28,274,417	55.28%
Blake Enterprises entities(2)	5,109,171	9.99%
Named executive officers and directors:
Andrew M. O’Brien(3)	4,100,558	8.02%
Blake A. Baker	—	—
Julie A. Baron	—	—
Mary A. Chaput(4)	1,667	*
David G. Ellison	—	—
Randall D. Jones(5)	134,859	*
Steven B. Lee(6)	1,152,702	2.25%
Terry P. Mayotte(7)	1,667	*
Daniel G. Tully	—	—
All directors and executive officers as a group (13 persons)	5,391,453	10.54%
*	Less than one percent
(1)
Consists of (i) 23,003,209 shares of our Common Stock held by AHP-BHC LLC and 317 shares of our Common Stock held by AHP-TH LLC and (ii) 5,270,818 shares of our Common Stock held by ACP-BH LLC and 73 shares of our Common Stock held by ACP-TH LLC. Daniel G. Tully and George E. Aitken-Davies are members of the board of managers of Altaris Partners, LLC, which has investment and voting control over the shares held by the Altaris Funds. The address of the Altaris Funds is 10 East 53rd Street, 31st floor, New York, NY 10022. Mr. Tully and David G. Ellison are directors of the Company, and each disclaims beneficial ownership of any shares of our Common Stock that he may be deemed to beneficially own because of his affiliation with Altaris Partners, LLC and its affiliated entities, except to the extent of any pecuniary interest therein.

(2)
Consists of (i) 3,251,291 shares of our Common Stock held by Blake Baker Enterprises I, Inc., (ii) 928,940 shares of our Common Stock held by Blake Baker Enterprises II, Inc. and (iii) 928,940 shares of our Common Stock held by Blake Baker Enterprises III, Inc. The Blake Enterprises entities are owned by The Baker Family Trust, dated July 8, 2019, of which Blake Baker is the sole settlor and trustee. As trustee, Mr. Baker has sole voting and dispositive power over 5,109,171 shares of Common Stock. The address of the Blake Enterprises entities is 25736 Oak Meadow Dr., Valencia, CA 91381.

(3)	Consists of 4,100,558 shares of our Common Stock held by the Andrew M. O’Brien Premarital Trust, of which Mr. O’Brien is the trustee.
(4)	Consists of 1,667 shares of restricted stock units that vest with 60 days of March 22, 2021.
(5)	Includes 1,667 shares of restricted stock units that vest with 60 days of March 22, 2021.
(6)
Consists of 92,083 shares of our Common Stock held by Mr. Lee individually, 253,228 shares of our Common Stock held by the Steven B. Lee 2020 GRAT, 805,724 shares of our Common Stock held by the Lee 2020 GST Dynasty Trust, and 1,667 shares of restricted stock units that vest with 60 days of March 22, 2021.

(7)	Consists of 1,667 shares of restricted stock units that vest with 60 days of March 22, 2021.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
Effective upon the closing of the IPO, our Board of Directors adopted a written related person transaction policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were, are or are to be a participant, in which the amount involved exceeds or will exceed $120,000, and a related person had, has or will have a direct or indirect material interest.
All related party transactions described in this section occurred prior to adoption of this policy and as such, these transactions were not subject to the approval and review procedures set forth in the policy.
In addition to the compensation arrangements with directors and executive officers described under “Executive Compensation,” the following is a description of each transaction with a related person since January 1, 2020, and each currently proposed transaction in which:
•	we have been or are to be a participant;
•	the amount involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or any member of their immediate family or person sharing their household had or will have a direct or indirect material interest.

Director Nomination Agreement
Upon the closing of the IPO, we entered into the Director Nomination Agreement with the Altaris Funds. So long as the Altaris Funds collectively own 35% or more of our outstanding Common Stock, the Altaris Funds have the right (but not the obligation) to nominate three individuals to our Board of Directors; so long as the Altaris Funds collectively own 20% or more but less than 35% of our outstanding Common Stock, the Altaris Funds have the right (but not the obligation) to nominate two individuals to our Board of Directors; and so long as the Altaris Funds collectively own 10% or more but less than 20% of our outstanding Common Stock, the Altaris Funds have the right (but not the obligation) to nominate one individual to our Board of Directors. Subject to limited exceptions, we will include these nominees in the slate of nominees recommended to our stockholders for election as directors.
LLC Agreements
On January 22, 2016, (i) BIC Holdings LLC (“BIC Holdings”) entered into the Second Amended and Restated Limited Liability Company Agreement (the “BIC LLC Agreement”) together with AHP-BHC LLC, Andrew M. O’Brien (through a trust), Steven B. Lee and the other members named therein and (ii) Trean Holdings LLC (“Trean Holdings”) entered into the Second Amended and Restated Limited Liability Company Agreement (the “Trean LLC Agreement” and, together with the BIC LLC Agreement, each as further amended, the “LLC Agreements”) together with AHP-TH LLC, Mr. O’Brien (through a trust), Mr. Lee and the other members named on Exhibit A therein. On May 1, 2017, (i) BIC Holdings, Mr. O’Brien (through a trust), Mr. Lee and the other members named on Exhibit A therein entered into Amendment No. 1 to the BIC LLC Agreement to, among other things, add ACP-BHC LLC as a member of BIC Holdings and (ii) Trean Holdings, Mr. O’Brien (through a trust), Mr. Lee and the other members named on Exhibit A therein entered into Amendment No. 1 to the Trean LLC Agreement to, among other things, add ACP-TH LLC as a member of Trean Holdings. On June 15, 2018, (i) the BIC LLC Agreement was further amended pursuant to Amendment No. 2 thereto and (ii) the Trean LLC Agreement was further amended pursuant to Amendment No. 2 thereto. Upon the completion of our IPO, BIC Holdings LLC and Trean Holdings LLC dissolved pursuant to the terms of their respective LLC Agreements.
Consulting Agreements
In connection with the Altaris Funds’ investment in us, (i) on July 31, 2015, BIC Holdings entered into a consulting agreement with Altaris and (ii) on May 1, 2017, Trean Holdings entered into Amendment No. 1 to the Amended and Restated Consulting Agreement, dated as of April 29 2016, with Altaris (collectively, the

“Consulting Agreements”), relating to the engagement of Altaris to provide certain consulting and advisory services. The Consulting Agreements provide that we pay Altaris an annual fee of $1.0 million, payable quarterly in equal installments. We paid $1.0 million in each of 2018 and 2019 to Altaris for these services.
In connection with the IPO, we entered into a termination letter agreement with Altaris pursuant to which the parties agreed to terminate the ongoing consulting and advisory services and fees described above. Pursuant to the terms of such termination letter agreement, we agreed to pay Altaris an aggregate termination payment of $7.3 million, which amount equaled 1.0% of the enterprise value of us plus $1.5 million in accordance with the terms of the Consulting Agreements, paid upon completion of the IPO. Pursuant to the terms of such termination letter agreement, the consulting and advisory fees have terminated.
GENERAL INFORMATION
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. These persons are required by regulation to furnish us with copies of all Section 16(a) reports that they file. Based solely on our review of copies of these reports that we have received and on representations from all reporting persons who are our directors and executive officers, we believe that during 2020, all of our officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements except that one Form 4 was filed on October 20, 2020 with respect to 5,315 shares of Common Stock that were withheld by the Company in satisfaction of federal tax withholding obligations of Martin A. Ericson, our former Senior Vice President, in connection with the vesting of an award on July 16, 2020, as a result of a clerical oversight.
Other Business
As of the date of this Proxy Statement, the Board has not received notice of, and does not intend to propose, any other matters for stockholder action. However, if any other matters are properly brought before the Annual Meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment.

TREAN INSURANCE GROUP

150 LAKE STREET WEST
WAYZATA, MN 55391

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TIG2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D46172-P49423

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TREAN INSURANCE GROUP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Mary A. Chaput
02) David G. Ellison
03) Daniel G. Tully

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for fiscal year 2021.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

D46173-P49423

TREAN INSURANCE GROUP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
MAY 18, 2021

The stockholders hereby appoint Andrew M. O'Brien, Julie A. Baron, Joy N. Edler and Jill K. Johnson, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Trean Insurance Group, Inc. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Central Time on Tuesday, May 18, 2021, via live webcast at www.virtualshareholdermeeting.com/TIG2021, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE